EXHIBIT 12.(b)

GIORDANO INVESTMENT TRUST

CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report (“the Report”) of the Giordano Fund (the “Fund”), a series portfolio of the Giordano Investment Trust on Form N-CSR for the period ended September 30, 2008, as filed with the Securities and Exchange Commission, the undersigned, Joseph A. Giordano, Principal Executive Officer and Principal Financial Officer of the Fund, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 1, 2008	By:

/s/ Joseph A. Giordano
Joseph A. Giordano
Trustee, President, Treasurer, Principal Executive Officer and
Principal Financial Officer of the Giordano Investment Trust

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.